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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                          BAY VIEW CAPITAL CORPORATION
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             (Exact name of registrant as specified in its charter)



             Delaware                                             94-3078031
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(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)


1840 Gateway Drive, San Mateo, California                           94404
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(Address of principal executive offices)                          (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                            Name of each exchange
Title of each class                         on which each class
to be so registered                         is to be registered
-------------------                         -----------------------

Common Stock, par value $0.01 per share     New York Stock Exchange

9 1/8% Subordinated Notes due 2007          New York Stock Exchange

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [x]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
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                               (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.
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     A description  of the common stock,  par value $0.01 per share (the "Common
Stock"), of Bay View Capital Corporation (the "Company") is set forth under "Description of Capital Stock-Common Stock," "-Section 203 of the Delaware Law"
and   "-Certain   Provisions  of  the  Amended  and  Restated   Certificate   of
Incorporation and Bylaws" contained in the prospectus (the "Prospectus") dated October 19, 1998 filed, along with the prospectus supplement dated December 16, 1998, by the Company and Bay View Capital I with the Securities and Exchange Commission (the "Commission") on December 16, 1998 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), and is incorporated herein by reference.

     A description of the Company's 9 1/8% Subordinated Notes due 2007 (the "Notes") is set forth under "Description of Notes" contained in the prospectus supplement dated August 22, 1997 filed by the Company with the Commission on August 26, 1997 pursuant to Rule 424(b) under the Act, and is incorporated herein by reference.

Item 2.  Exhibits.
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1.       Restated  Certificate of  Incorporation  of the Company,  together with
         Certificate of Amendment of Restated Certificate of Incorporation (filed as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-29757) and incorporated herein by reference).

2. By-Laws of the Company (filed as an exhibit to the Company's Current Report on Form 8-K filed on January 10, 1994 (File No. 0-17901) and incorporated herein by reference).

3. Stockholder Protection Rights Agreement (the "Rights Agreement") dated as of July 31, 1990, between the Company and ChaseMellon Shareholder Services, L.L.C., as successor rights agent (filed as an exhibit to the Company's Form 8 filed on September 7, 1990 amending the Company's Registration Statement on Form 8-A filed on August 6, 1990 (the "Form 8-A") (File No. 0-17901) and incorporated herein by reference).

4. First Amendment to the Rights Agreement, dated February 26, 1993 (filed as an exhibit to the Company's Form 8 filed on March 9, 1993 amending the Form 8-A (File No. 0-17901) and incorporated herein by reference).

5. Second Amendment to the Rights Agreement, dated October 10, 1997 (filed as an exhibit to the Company's third amendment to the Form 8-A on Form 8-A/A-3 filed on October 10, 1997 (File No. 0-17901) and incorporated herein by reference).



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6.       Third  Amendment  to the Rights  Agreement,  dated  September  28, 1998
         (filed as an exhibit to the Company's fourth amendment to the Form 8-A on Form 8-A/A-4 filed on September 29, 1998 (File No. 0-17901) and incorporated herein by reference).

7. Form of Rights Certificate and Election to Exercise pursuant to Rights Agreement (filed as an exhibit to the Company's Form 8 filed on March 9, 1993 amending the Form 8-A (File No. 0- 17901) and incorporated herein by reference).

8. Indenture, dated as of August 28, 1997, between the Company and SunTrust Bank, Central Florida, National Association, relating to the Notes (the "Indenture") (filed as an exhibit to the Company's Current Report on Form 8-K filed on August 28, 1997 (File No. 0-17901) and incorporated herein by reference.

9. Officers' Certificate pursuant to the Sections 201 and 301 of the Indenture (filed as an exhibit to the Company's Current Report on Form 8-K filed on August 28, 1997 (File No. 0-17901) and incorporated herein by reference).

10. First Supplemental Indenture to the Indenture, dated October 30, 1998 (filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the Quarterly Period ended September 30, 1998 (File No. 0-17901) and incorporated herein by reference).




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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     BAY VIEW CAPITAL CORPORATION



Date:  March 8, 1999                 By: /s/ Robert J. Flax
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                                        Robert J. Flax
                                        Executive Vice President,
                                         General Counsel and
                                         Secretary